EXHIBIT 31.2

CERTIFICATION

I, John P. Avagliano, certify that:

1.	I have reviewed this amendment to the annual report on Form 10-K/A of RLJ Entertainment, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	April 30, 2013	/s/ JOHN P. AVAGLIANO
John P. Avagliano
Chief Financial Officer